UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2014

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-51600828
(Registrant’s telephone number, including area code)
N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 11, 2014, ChinaNet Online Holdings, Inc. (the "Company") received a letter from The NASDAQ Stock Market LLC ("NASDAQ”). NASDAQ indicated in its letter that, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets the requirement set forth in Listing Rule 5550, which requires listed securities to maintain a minimum bid price of $1 per share.

According to the Listing Rule 5810, the Company now has a period of 180 calendar days from such letter , or until December 8, 2014, to regain compliance. Compliance can be achieved by meeting the standard of a minimum bid price of $1 per share for a minimum of 10 consecutive business days at any time during the 180 day period. The Company is currently looking at all of the options available with respect to regaining such compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2014		CHINANET ONLINE HOLDINGS, INC.

	By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer